Exhibit 99.1


          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the filing of the Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 2002 (the "Report") by Rachel's Gourmet Snacks, Inc. ("Registrant"), I, Lawrence Castriotta, the Chief Executive Officer of the Registrant, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


                                        Rachel's Gourmet Snacks, Inc.

          DATE: August 28, 2002         By: /s/ Lawrence Castriotta
                                            -----------------------
                                            Lawrence Castriotta
                                            Its Chief Executive Officer


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